Ehibit 10 (u)
                              CONTINUITY AGREEMENT

         This Agreement ("Agreement") dated as of January 31, 1999 amends and restates a Continuity Agreement dated as of June 22, 1998 by and between the EMCOR GROUP, INC., a Delaware corporation (the "Company"), and SHELDON I. CAMMAKER (the "Executive").

         WHEREAS, the Company's Board of Directors (the "Board") considers the continued services of key executives of the Company to be in the best interests of the Company and its stockholders; and

         WHEREAS, the Board desires to assure, and has determined that it is appropriate and in the best interests of the Company and its stockholders to reinforce and encourage the continued attention and dedication of key executives of the Company to their duties of employment without personal distraction or conflict of interest in circumstances arising from the possibility or occurrence of a change of control of the Company; and

         WHEREAS, the Board has authorized the Company to enter into continuity agreements with those key executives of the Company who are designated by the Compensation and Personnel Committee of the Board of Directors ("Committee"), such agreements to set forth the severance compensation which the Company agrees under certain circumstances to pay such executives; and

         WHEREAS, the Executive is a key executive of the Company and has been designated by the Committee as an executive to be offered such a continuity compensation agreement with the Company.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

1.   Term of  Agreement.  On the date on which a Change of Control  occurs  (the
     "Effective Date"), this Agreement shall become effective. If Executive ceases to be employed by reason of an Anticipatory Termination (as defined in Section 3 (c)) prior to the Effective Date, then Executive shall receive the severance benefits provided herein and the Effective Date of this Agreement shall be deemed to be the date immediately preceding the occurrence of an Anticipatory Termination. If Executive ceases to be employed for any reason other than an Anticipatory Termination prior to a Change of Control, this Agreement shall terminate and have no effect and Executive shall receive such severance payments as are provided in any existing agreement between the Executive and the Company.

     If a Change of Control occurs, the Executive's employment shall be continued hereunder for the period (the "Employment Period") commencing on the Effective Date and ending on the second anniversary of the date on which a Change of Control occurs, subject to the termination of Executive's employment as described hereinafter. Any existing employment agreement between the Executive and the Company shall continue to be effective following the Change of Control, but severance amounts under this Agreement shall be reduced by amounts payable under any such employment agreement. For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred when:

     (i) any person or persons acting in concert (excluding Company benefit plans) becomes the beneficial owner of securities of the Company having at least 25% of the voting power of the Company's then outstanding securities (unless the event causing the 25% threshold to be crossed is an acquisition of voting common securities directly from the Company, other than upon the conversion of convertible debt securities or other securities and/or the exercise of options or warrants); or

     (ii) the stockholders of the Company shall approve any merger or other business combination of the Company, sale or lease of the Company's assets or combination of the foregoing transactions (the "Transactions") other than a Transaction immediately following which the stockholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own at least 65% of the voting power, directly or indirectly, of (A) the surviving corporation in any such merger or other business combination; (B) the purchaser or lessee of the Company's assets; or
          (C) both the surviving corporation and the purchaser or lessee in the event of any combination of Transactions; or (iii) within any 24 month period, the persons who were directors immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who has expressed an intent to effect a Change of Control or engage in a proxy or other control contest).

2. Employment following Change of Control. Executive shall have at least the same titles and responsibilities as those in effect immediately prior to the Change of Control. Executive shall receive an annual base salary which is not less than that in effect immediately prior to the Change of Control and the Company shall review the salary annually with a view to increasing it; provided any such increase shall be in the sole discretion of the Board. Once increased, base salary can not be decreased. The Executive shall also be paid an annual bonus (the "Bonus") which shall be no less than the higher of (i) the bonus paid or payable in respect of the year prior to the Change of Control, or (ii) the average of the annual bonuses paid or payable in respect of the three years prior to the Change of Control. Notwithstanding the foregoing, if a Change of Control shall occur prior to determination in the year 2000 by the Board of the Executive's bonus for 1999, then the sum of the Executive's annual base salary plus annual bonus shall equal an amount not less than (i) his annual base salary for 1998 plus (ii) his bonus for 1998 (or if not then determined,1997). In addition, the Executive shall be provided with incentive compensation, pension, general insurance and fringe benefits and perquisites that are commensurate with the benefits and perquisites provided to Executive immediately prior to the Change of Control or, if more favorable to Executive, at the level made available to other similarly situated executive officers of the Company after the Change of Control. Upon the Change of Control, the Company shall also cause Executive's outstanding options to become immediately exercisable.

3. Termination Following Change of Control.

     (a)  The Executive shall be entitled to the severance  benefits provided in
          Section 4 hereof in the event Executive's employment is terminated (A) within two years following a Change of Control (i) by the Company without Cause, (ii) by Executive for Good Reason, or (iii) for any reason during the 30-day period immediately following the first anniversary of the Change of Control or (B) prior to a Change of Control, as a result of an Anticipatory Termination.

          Notwithstanding the foregoing, except as set forth in item (iii) above, Executive shall not be entitled to severance benefits in the event of a termination of employment on account of death, Disability or Retirement, but excluding any such termination which is coincident with or subsequent to a termination which would otherwise give rise to severance benefits. For purposes of this Agreement:

          (i) "Disability" shall mean an illness or injury preventing Executive from performing his duties, as they existed immediately prior to the illness or injury, on a full time basis for 180 consecutive business days. (ii) "Retirement" shall mean a termination of employment by Executive pursuant to late, normal or early retirement under a pension plan sponsored by the Company, as defined in such plan.

     (b)  Cause. For purposes of this Agreement, "Cause" shall mean:

          (i) the willful and continued failure of Executive to perform substantially Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Executive by the Board or an officer of the Company which specifically identifies the manner in which the Board or the officer believes that Executive has not substantially performed Executive's duties; or

          (ii) (A) the conviction of, or plea of guilty or nolo contendere to, a felony or (B) the willful engaging by Executive in gross misconduct which is materially and demonstrably injurious to the Company.

               In each case above,  for a  termination  of  employment to be for
               Cause: (a) the Executive must be provided with a Notice of Termination (as described in Section 3 (d)); (b) the Executive must be provided with an opportunity to be heard by the Board no earlier than 30 days following the Notice of Termination (during which notice period Executive has failed to cure or resolve the behavior in question); and (c) there must be a good faith determination of Cause by at least 3/4 of the non-employee
               outside   directors   of  the   Company.

     (c) Good Reason and Anticipatory Termination. For purposes of this Agreement, "Good Reason" shall mean:

          (i) Executive's annual salary is reduced below the higher of (A) the amount in effect on the Effective Date, or (B) the highest amount in effect at any time thereafter;

          (ii) Executive's annual bonus is reduced below the Bonus;

          (iii)if a Change of Control shall occur prior to determination in the year 2000 by the Board of the Executive's bonus for 1999, the sum of Executive's annual base salary plus annual bonus in respect of 1999 shall aggregate an amount less than the sum of (i) his annual salary for 1998 plus (ii) his bonus for 1998 (or if not then determined,1997);

          (iv) Executive's duties and responsibilities or the program of incentive compensation and retirement and general insurance benefits offered to Executive are materially and adversely diminished in comparison to the duties and responsibilities or the program of benefits enjoyed by Executive on the Effective Date;

          (v) Executive is required to be based at a location more than 50 miles from the location where Executive was based and performed services on the Effective Date; or

          (vi) failure to provide for the assumption of this Agreement by any successor entity;

               provided,   however,   that  any  diminution  of  duties  or
               responsibilities that occurs solely as a result of the fact that the Company ceases to be a public company shall not, in and of itself, constitute Good Reason.

               Any event or condition describe d in clauses (i) through (vi) or a termination without Cause, either of which occurs prior to a Change of Control but which Executive reasonably demonstrates (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change of Control (a "Third Party"), or (B) otherwise arose in connection with, or in anticipation of a Change of Control, shall constitute Good Reason for purposes of this Agreement, notwithstanding that it occurred prior to a Change of Control ("Anticipatory Termination").

               Executive shall give the Company written notice of any event which he claims is the basis for Good Reason and the Company shall have 30 days within which to cure or resolve the behavior in question before Executive can terminate for Good Reason.

     (d) Notice of Termination. Any purported termination of the Executive's employment with the Company shall be communicated by a Notice of Termination to the Executive, if such termination is by the Company, or to the Company, if such termination is by the Executive. For purposes of this Agreement, "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provisions so indicated. For purposes of this Agreement, no purported termination of Executive's employment with the Company shall be effective without such a Notice of Termination having been given.

     (e) Dispute Resolution. Disputes arising from the operation of this Agreement, including, but not necessarily being limited to, the manner of giving the Notice of Termination, the reasons or cause for the Executive's termination or the amount of severance compensation due to the Executive subsequent to the Executive's termination, may be resolved, at the Executive's discretion, by arbitration; provided, however, that -- disputes arising under Section 11 of this Agreement shall not be resolved under this Section 3 (e). In the event that any such dispute which the Executive elects to be resolved by arbitration, after notice thereof is given to the other party in writing, is not able to be resolved by mutual agreement of the parties within sixty
          (60) calendar days of the giving of such notice, the Executive and the Company hereby agree to promptly submit such a dispute to binding arbitration in New York, New York in accordance with New York law and the rules and procedures of the American Arbitration Association. During any period in which a dispute is pending that the Executive elects to be resolved by arbitration, the Executive shall continue to receive his salary (including any Bonus), as provided in Section 2 hereof, and benefits as if his employment with the Company had continued through the date of the arbiters' determination, and any such payments or benefits shall not be offset against any severance, either under this Agreement or otherwise, to which Executive may be entitled.

4. Compensation Upon Termination After a Change of Control. If within two (2) years after the Effective Date, the Executive's employment by the Company shall be terminated in accordance with Section 3 (a) (the "Termination"), the Executive shall be entitled to the following payments and benefits:

     (a) Severance. As soon as practicable after the Termination, but in any event no later than 10 business days following such Termination, the Company shall pay or cause to be paid to the Executive, a lump sum cash amount equal to three (3) times the sum of (i) the Executive's annual base salary on the Effective Date (the "Base Salary"), (ii) the Bonus, and (iii) the value of the perquisites (e.g., car allowance, club dues, etc., including any ordinary tax gross-ups for perquisites) provided to Executive in respect of the year prior to the Change of Control and, if greater, the year in respect of which the Change of Control occurs. In making the calculation in the immediately preceding sentence, if a Change of Control shall occur prior to a determination by the Board in the year 2000 of the Executive's bonus for 1999, the annual base salary referred to in clause (i) of the immediately preceding sentence shall be deemed the Executive's annual base salary for 1998 and the Bonus referred to in clause (ii) of the immediately preceding sentence shall be deemed the bonus paid to him in respect of 1998 (or if not then determined, 1997). In addition, at the time of the above payment, the Executive shall be entitled to an additional lump sum cash payment equal to the sum of (A) Executive's annual salary through the date of termination, (B) a pro rata portion of the Bonus (calculated through the date of termination); provided, however, if a Change of Control shall occur prior to a determination by the Board in the year 2000 of the Executive's bonus for 1999, the amount payable in respect of clause (A) shall be calculated as if the Executive's annual salary rate were that payable to him in 1998 and the amount payable in respect of clause (B) shall be the pro rata portion of his Bonus for 1998 (or if not then determined, 1997), and
          (C) an amount, if any, equal to compensation previously deferred (excluding any qualified plan deferral) and any accrued vacation pay, in each case, in full satisfaction of Executive's rights thereto.

     (b) Additional Benefits. The Executive shall be entitled to continued medical, dental and life insurance coverage for the Executive and the Executive's eligible dependents on the same basis as in effect prior to the Change of Control or the Executive's Termination of employment, whichever is deemed to provide for more substantial benefits, until the earlier of (A) thirty-six (36) months (the "Separation Period") after the Executive's Termination or (B) the commencement of comparable coverage with a subsequent employer; provided, however, that such continued coverage shall not count against any continued coverage required by law.


     (c) Outplacement. If so requested by the Executive, outplacement services shall be provided by a professional outplacement provider at a cost to the Company of not more than 20% of the Executive's Base Salary.

     (d) Withholding. Payments and benefits provided pursuant to this Section 4 shall be subject to any applicable payroll and other taxes required to be withheld.

5.   Certain Additional Payments by the Company:

     (a) Anything in this Agreement to the contrary notwithstanding, if it is determined (as hereafter provided) that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (a "Payment") , would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision thereto) by reason of being "contingent on a change in ownership or control" of the Company, within the meaning of Section 28OG of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such excise tax (such tax or taxes, together with any such interest and penalties, are hereafter collectively referred to as the "Excise Tax") , then the Executive shall be entitled to receive an additional payment or payments (a "Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

     (b) Subject to the provisions of Section 5 (f) hereof, all determinations required to be made under this Section 5, including whether an Excise Tax is payable by the Executive and the amount of such Excise Tax and whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by the nationally recognized firm of certified public accountants (the "Accounting Firm") used by the Company prior to the Change of Control (or, if such Accounting Firm declines to serve, the Accounting Firm shall be a nationally recognized firm of certified public accountants selected by the Executive). The Accounting Firm shall be directed by the Company or the Executive to submit its determination and detailed supporting calculations to both the Company and the Executive within 15 calendar days after the Termination Date, if applicable, and any other such time or times as may be requested by the Company or the Executive. If the Accounting Firm determines that any Excise Tax is payable by the Executive, the Company shall pay the required Gross-Up Payment to the Executive within five business days after receipt of such determination and calculations. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall, at the same time as it makes such determination, furnish the Executive with an opinion that he has substantial authority not to report any Excise Tax on his federal, state, local income or other tax return. Any determination by the Accounting Firm as to the amount of the Gross-Up Payment shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) and the possibility of similar uncertainty regarding applicable state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments that will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts or fails to pursue its remedies pursuant to Section 5(f) hereof and the Executive thereafter is required to make a payment of any Excise Tax, the Executive shall direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and the Executive as promptly as possible. Any such Underpayment shall be promptly paid by the Company to, or for the benefit of, the Executive within five business days after receipt of such determination and calculations.

     (c) The Company and the Executive shall each provide the Accounting Firm access to and copies of any books, records and documents in the possession of the Company or the Executive, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determination contemplated by Section 5(b) hereof.

     (d) The federal, state and local income or other tax returns filed by the Executive and the Company (or any filing made by a consolidated tax group which includes the Company) shall be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by the Executive. The Executive shall make proper payment of the amount of any Excise Tax, and at the request of the Company, provide to the Company true and correct copies (with any amendments) of his federal income tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by the Company, evidencing such payment. If prior to the filing of the Executive's federal income tax return, or corresponding state or local tax return, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, the Executive shall within five business days pay to the Company the amount of such reduction.

     (e) The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by Sections 5 (b) and (d) hereof shall be borne by the Company. If such fees and expenses are initially advanced by the Executive, the Company shall reimburse the Executive the full amount of such fees and expenses within five business days after receipt from the Executive of a statement therefor and reasonable evidence of his payment thereof.

     (f) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as promptly as practicable but no later than 10 business days after the Executive actually receives notice of such claim and the Executive shall further apprise the Company of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by the Executive). The Executive shall not pay such claim prior to the earlier of (a) the expiration of the 30-calendar-day period following the date on which he gives such notice to the Company and (b) the date that any payment of amount with respect to such claim is due. If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

          (i) provide the Company with any written records or documents in his possession relating to such claim reasonably requested by the Company;

          (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by the Company;

          (iii)cooperate with the Company in good faith in order effectively to contest such claim; and

          (iv) permit the Company to participate in any proceedings relating to such claim;

               provided, however, that the Company shall bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and shall indemnify and hold harmless the Executive, on an after-tax basis, for and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this Section 5 (f), the Company shall control all proceedings taken in connection with the contest of any claim contemplated by this Section 5 (f) and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided however, that the Executive may participate therein at his cost and expense) and may, at its option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay the tax claimed and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance; and provided further, however, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of any such contested claim shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

     (g) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 5 (f) hereof, the Executive receives any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 5 (f) hereof) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 5(f) hereof, a determination is made that the Executive is not entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial or refund prior to the expiration of 30 calendar days after such determination, then such advance shall be forgiven and shall not be required repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be pursuant to this Section 5.

6.   Obligations  Absolute;  No Mitigation;  No Effect On Other Rights.

     (a) The obligations of the Company to make the payment to the Executive, and to make the arrangements, provided for herein are absolute and unconditional and may not be reduced by any circumstances, including without limitation any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or any third party at any time.

     (b) The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment.

     (c) The provisions of this Agreement, and any payment provided for herein, shall not supersede or in any way limit the rights, benefits, duties or obligations which the Executive may now or in the future have under any benefit, incentive or other plan or arrangement of the Company or any other agreement with the Company.

7. Not an Employment Agreement. Subject to the terms of this or any other agreement or arrangement between the Company and the Executive that may then be in effect, nothing herein shall prevent the Company from terminating the Executive's employment.

8. Successors;  Binding Agreement, Assignment.

     (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business of the Company, by agreement to expressly, absolutely and unconditionally assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a material breach of this Agreement and shall entitle the Executive to terminate the Executive's employment with the Company or such successor for Good Reason immediately prior to or at any time after such succession. As used in this Agreement, "Company" shall mean (i) the Company as hereinbefore defined, and (ii) any successor to all or substantially all of the Company's business or assets which executes and delivers an agreement provided for in this Section 8(a) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law, including any parent or subsidiary of such a successor.

     (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would be payable to the Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's estate or designated beneficiary. Neither this Agreement nor any right arising hereunder may be assigned or pledged by the Executive.

9. Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement or contemplated hereby shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed United States certified or registered mail, return receipt requested, postage prepaid, and addressed, in the case of the Company, to the Company at:

                        101 Merritt Seven, 7th Floor
                        Norwalk, CT 06851
                        Attention: Frank T. MacInnis,  Chairman of the Board

     and in the case of the Executive, to the Executive at the most current address shown on the Executive's employment records. Either party may designate a different address by giving notice of change of address in the manner provided above, except that notices of change of address shall be effective only upon receipt.

10. Expenses. In addition to all other amounts payable to the Executive under this Agreement, the Company shall pay or reimburse the Executive for legal fees (including without limitation, any and all court costs and attorneys' fees and expenses) , incurred by the Executive in connection with or as a result of any claim, action or proceeding brought by the Company or the Executive with respect to or arising out of this Agreement or any provision hereof; unless, in the case of an action brought by the Executive, it is determined by an arbitrator or by a court of competent jurisdiction that such action was frivolous and was not brought in good faith.

11. Confidentiality. The Executive shall retain in confidence any and all confidential information concerning the Company and its respective business which is now known or hereafter becomes known to the Executive, except as otherwise required by law and except information (i) ascertainable or obtained from public information, (ii) received by the Executive at any time after the Executive's employment by the Company shall have terminated, from a third party not employed by or otherwise affiliated with the Company or (iii) which is or becomes known to the public by any means other than a breach of this Section 11. Upon any termination of Executive's employment, the Executive shall not take or keep any proprietary information or documentation belonging to the Company.

12. Miscellaneous. No provision of this Agreement may be amended, altered, modified, waived or discharged unless such amendment, alteration, modification, waiver or discharge is agreed to in writing signed by the Executive and such officer of the Company as shall be specifically designated by the Committee or by the Board. No waiver by either party, at any time, of any breach by the other party of, or of compliance by the other party with, any condition or provision of this Agreement to be performed or complied with by such other party shall be deemed a waiver of any similar or dissimilar provision or condition of this Agreement or any other breach of or failure to comply with the same condition or provision at the same time or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without giving effect to its conflict of laws rules. Any action brought by the Executive or the Company shall be brought and maintained in a court of competent jurisdiction in the State of New York.

13. Severability. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party hereto waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

14. Revocation. This Agreement may be revoked at any time prior to the Effective Date, without prior notice to Executive, upon the resolution of the Board that the continued existence of this Agreement and of similar agreements with other employees of the Company is no longer in the best interests of the Company.

15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which shall be deemed to constitute one and the same instrument.

16. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written agreements, commitments or understanding with respect to the matters provided for herein.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                EMCOR GROUP, INC.

                                                By:  ---------------------------
                                                     Frank T. MacInnis
                                                     Chairman of the Board and
                                                     Chief Executive Officer


                                                --------------------------------
                                                Executive: Sheldon I. Cammaker